RESOLUTION OF THE SHAREHOLDERS

OF

TOKEN COMMUNITIES LTD.

The following is a true copy of the resolution duly adopted by the Majority of the Shareholders of the Corporation at a special meeting, notice to this meeting having been waived, held this 2nd day of April, 2019;

WHEREAS there has been presented to and considered by this meeting a Motion to elect a new Director, CEO, Vice Chair & CFO of the Company;

NOW THEREFORE BE IT RESOLVED that the majority of shareholders having considered this matter, and having opened the floor to all those who voice a preference in the issue, have overwhelmingly decided and RESOLVED that we have elected:

MANICKHAM MAHALINGAM as Director, and Chairman of the Board;

LALIT VERMA as Director and Chief Executive Officer and President;

DEERAJ JAIN as Director and Chief Financial Officer

STEVEN KNIGHT as Vice Chairman of the Board

The Above qualified people, having been nominated, have Accepted their positions.

Said Motion is hereby passed and the corporate books, records and the Company shall file this Resolution in the corporate records.

Dated:  April 2nd, 2019

_____________________

Lalit Verma, on behalf of

Majority Shareholders